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                           SENTINEL GROUP FUNDS, INC.
                           AMENDED AND RESTATED BYLAWS

                                December 19, 2005

                                     BYLAW I
                                     OFFICES

     SECTION 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

     SECTION 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    BYLAW II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place. Subject to Section 3(b)(4) of this Bylaw 2, all meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. Annual Meeting. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"). In the event that the Corporation is required to hold a meeting of stockholders to elect directors under the 1940 Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time set by the Board of Directors in accordance with the Maryland General Corporation Law. An annual meeting of stockholders called for any other reason shall be held on a date and at the time set by the Board of Directors during the month of May.

     SECTION 3. Special Meetings.

          (a) General. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

          (b)  Stockholder Requested Meetings.

               (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request

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Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

               (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

               (3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

               (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, the president, the chief executive officer or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a

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"Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, the president, the chief executive officer or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

               (5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

               (6) The Board of Directors, the chairman of the board, the president or the chief executive officer may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to

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suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                    (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     SECTION 4. Notice. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by overnight delivery service, by transmitting the notice by electronic mail or any other electronic means or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

     Subject to Section 11(a) of this Bylaw II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

     SECTION 5. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, the secretary, the treasurer, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their

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duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at such meeting shall constitute a quorum, except with respect to any matter which, under the 1940 Act or other applicable statutes or regulations or the charter of the Corporation, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. This section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7. Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast, or, with respect to any matter requiring a class vote, the affirmative vote of a majority of the votes cast of each class entitled to vote as a class on the matter, shall decide any matter properly brought before such meeting (except that directors may be elected by the affirmative vote of a plurality of the votes cast), unless a different vote is required under the 1940 Act or other applicable statutes or regulations or the charter of the Corporation. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote for each dollar of net asset value per share on each matter submitted to a vote at a meeting of stockholders.

     SECTION 8. Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation

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before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

     SECTION 9. Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

     Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 10. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a

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majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

          (a)  Annual Meetings of Stockholders.

               (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. In any year in which an annual meeting is to be held, to be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the "Investment Company Act") and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case

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pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 11(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

               (3) In any year an annual meeting of stockholders is to be held, notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the anniversary of the date of mailing of the notice of the preceding annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

               (4) For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any

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such stockholder may nominate an individual or individuals (as the case may be)
for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (2) of this Section 11(a) shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

          (c)  General.

               (1) Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this
Section 11. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

               (2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

               (3) For purposes of this Section 11, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

               (4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

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     SECTION 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                    BYLAW III
                                    DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 12, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director may give notice to the Board of Directors at any time of his or her resignation from the Board of Directors.

     SECTION 3. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held from time to time at such places and times as provided by the Board of Directors by resolution, without notice other than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

     SECTION 5. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by

United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     SECTION 6. Quorum. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

     The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 7. Voting. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.

     SECTION 8. Organization. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 9. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 10. Written Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director and is filed with the minutes of proceedings of the Board of Directors; provided however, this Section 10 does not apply to any action of the directors pursuant to the Investment Company Act that requires the vote of the directors to be cast in person at a meeting.

     SECTION 11. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors then in office. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

     SECTION 12. Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 13. Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     SECTION 14. Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

     SECTION 15. Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

                                    BYLAW IV
                                   COMMITTEES

     SECTION 1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. Any director may give notice to the Board of Directors at any time of his or her resignation from any committee on which he or she serves.

     SECTION 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Bylaw any of the powers of the Board of Directors, except as prohibited by law.

     SECTION 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     SECTION 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 5. Written Consent by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action in writing or by electronic transmission is given by each member of the committee and filed with the minutes of proceedings of such committee.

     SECTION 6. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Directors, the members of a committee shall have the power to fill any vacancies on such committee.

                                     BYLAW V
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                                  AND OFFICERS

     SECTION 1. General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     SECTION 2. Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

     SECTION 3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     SECTION 4. Chairman of the Board of Directors. The Board of Directors shall designate a chairman of the Board of Directors, who shall not, solely by reason of such designation, be an officer of the Corporation. The chairman shall preside at all meetings of the stockholders and of the Board of the Directors at which he or she is present. The chairman shall have such other duties and powers as may be determined by the Board of Directors from time to time.

     SECTION 5. Chief Executive Officer. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument in the name of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     SECTION 7. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     SECTION 8. President. In the absence of the designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 9. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president, the chief executive officer or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

     SECTION 10. Secretary. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder, which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

     SECTION 11. Treasurer. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

          The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     SECTION 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     SECTION 13. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

                                    BYLAW VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors, the Executive Committee or another committee of the Board of Directors within the scope of its delegated authority, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors or the Executive Committee or such other committee and executed by an authorized person.

     SECTION 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                    BYLAW VII
                                      STOCK

     SECTION 1. Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the MGCL and contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

     SECTION 2. Holders of Records. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     SECTION 3. Replacement Certificate. The president, treasurer, secretary or any other officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     SECTION 4. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

     In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired, or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     SECTION 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

     SECTION 6. Fractional Stock; Issuance of Units. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                   BYLAW VIII
                                 ACCOUNTING YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                    BYLAW IX
                                  DISTRIBUTIONS

     SECTION 1. Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

     SECTION 2. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                                     BYLAW X
                                      SEAL

     SECTION 1. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     SECTION 2. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                    BYLAW XI
                     INDEMNIFICATION AND ADVANCE OF EXPENSES

     To the maximum extent permitted by Maryland law, in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any indemnification or advance of expenses made pursuant to this Bylaw shall be subject to applicable requirements of the Investment Company Act. The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

     Neither the amendment nor repeal of this Bylaw, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Bylaw, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                    BYLAW XII
                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   BYLAW XIII
                              INSPECTION OF RECORDS

     A stockholder that is otherwise eligible under applicable law to inspect the Corporation's books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.

                                    BYLAW XV
                               AMENDMENT OF BYLAWS

     The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                    BYLAW XVI
                                  MISCELLANEOUS

     Notwithstanding any other Bylaw to the contrary:

     These Bylaws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration or amendment or repeal be contained in the notice of such special meeting, or by the vote of the Board of Directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration, amendment, or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.

     Each of the High Yield Bond, New York Tax-Free Income, Short Maturity Government and Small Company Funds shall not retain in its portfolio securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the Corporation or of the corporation furnishing advisory, research and statistical services in respect of the Fund's investments, if after the purchase of such securities of such issuer one or more of such officers or directors owns beneficially more than one-half of one per cent (1/2%) of the shares or securities or both of such issuer and such officers and directors owning more than one-half of one percent (1/2%) of such shares or securities together own beneficially more than five per cent (5%) of such shares or securities.

     Securities of any one issuer shall not be purchased for the portfolio of each of the High Yield Bond, New York Tax-Free Income, Short Maturity Government and Small Company Funds to such an extent that the market value of the securities so purchased shall amount to more than five per cent (5%) of the market value of the Fund's securities, when added to the cash, the market value in both cases being computed as of the time of purchase and in accordance with the provisions for the determination of the market value set forth in the Articles of Incorporation, provided, however, that the limitations set forth in this Bylaw shall not apply to the obligations of the governments of United States of America or Canada or to obligations of any corporation organized under a general act of Congress if such a corporation is an instrumentality of the United States, or to shares of any investment company registered under the Investment Company Act of 1940 or its successor to the extent permitted by any necessary exemptive order granted by the Securities and Exchange Commission.

     Each of the High Yield Bond, New York Tax-Free Income, Short Maturity Government and Small Company Funds is hereby restricted from purchasing the securities of any other issuer to such an extent that such Fund would be caused by such purchase to own more than ten per cent (10%) of the outstanding securities of such issuer, provided, however, that the limitations set forth in this Bylaw shall not apply to purchases of shares of any investment company registered under the Investment Company Act of 1940 or its successor, to the extent permitted by necessary exemptive order granted by the Securities and Exchange Commission.

     The Corporation by the adoption of this Bylaw hereby permits the unrestricted transfer under paragraph 6 of Article SIXTH of the Articles of Incorporation with respect to all the shares of its stock presented for transfer in the following cases:

     1.   The settlement of an estate;

     2. In the event of the receipt of proof, satisfactory to the Corporation, that a gift of the shares presented for transfer is being made.

     3. In the event of the receipt of a request for the transfer of shares by a bona-fide investor such request being made directly or through a dealer for transfer to the name of another bona-fide investor.

     For the purpose of this Bylaw the transferor of shares shall be deemed to be a bona-fide investor if such transferor has owned the shares of the Corporation presented for transfer for a period of not less than thirty (30) days.

     The investment of funds of each of the High Yield Bond, New York Tax-Free Income, Short Maturity Government and Small Company Funds is hereby restricted so that such funds may be invested only in the securities of companies which have a record of not less than three (3) years continuous operation, provided, however, that such period of three (3) years may include the operation of any predecessor company or companies partnership or individual enterprise if the company whose securities are to be purchased as an investment for the Funds, came into existence as the result of a merger, consolidation, reorganization or the purchase of substantially all of the assets of such predecessor company or companies, partnership or individual enterprise.

     The maximum load or commission upon the sale of the shares of stock of any class of the Corporation is hereby restricted to nine (9) per cent of the offering price to the public relating to such shares. As used in this Bylaw the "offering price to the public" shall mean the asset value as defined in this Bylaw plus the load or commission charged adjusted to the nearest full cent,

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and "asset value per share" shall be determined in accordance with paragraph 7 of Article SIXTH of the Articles of Incorporation.

     Except as hereinafter provided, any part of this Bylaw XVI may be altered, amended or repealed only by the affirmative vote of a majority of the shares of stock issued and outstanding entitled to vote by virtue of the Articles of Incorporation, at any regular meeting of the stockholders, or at any special meeting of the stockholders if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, and no part of this Bylaw may be otherwise altered, amended or repealed, any prior provision relating to amendments heretofore set forth to the contrary notwithstanding. Any of such Bylaws, may, however, be amended, altered or repealed by the Board of Directors to the extent deemed necessary or appropriate to conform such Bylaws to the provisions of the Investment Company Act of 1940 and any rules, regulations, guidelines or policies heretofore or hereafter promulgated or announced by the Securities and Exchange Commission or any State securities regulatory authority.

     Any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged liable to the Corporation or any of its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that (i) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for

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


negligence or misconduct in the performance of duty to the Corporation unless and only to the extent that the court in which such action or suit was brought or any other court of equity in the county where the Corporation has its principal office shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the court considers proper, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suite or proceeding referred to in this Bylaw, or in defense of any claim, issue or matter raised therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under this Bylaw (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Bylaw. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the action, suit or proceeding ("disinterested, non-party directors") or (ii) by an independent legal counsel (not including a counsel who does work for either the Corporation, its adviser or principal underwriters, or persons affiliated with these persons) in a written opinion.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsections (c) and (d) of this Bylaw 54 provided either (i) the indemnitee shall provide a security for his undertaking to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by this Bylaw, (ii) the Corporation shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law, provided, however, that no indemnification shall be inconsistent with the provisions of Section 17(b) or other applicable provisions of the Investment Company Act of 1940.

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